Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Class A Common Stock, $0.01 par value per share, of Hyatt Hotels Corporation beneficially owned by them on a combined basis, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

When this Joint Filing Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Joint Filing Agreement shall be construed as granting any power over a trustee’s individual affairs or imposing any liability on any such trustee personally for breaches of any representations or warranties made hereunder or personally to pay any amounts required to be paid hereunder, or personally to perform any covenant, either express or implied, contained herein.  Any liability of a trust or trustee hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

Signature Page Follows

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 28th day of February, 2013.

1922 Trust Company LTA, not individually, but solely as trustee of Texas 8-26-22 Trust 2, The Featherman Trust, TGFJ Trust 1, Don Family Trust #3-Cindy, Don Family Trust #3-Jon, Don Family Trust #3-Jay, LaSalle Family Trust #4-Cindy, LaSalle Family Trust #4-Jon, LaSalle Family Trust #4-Jay, Botticelli Trust, Hockney Trust, Stella Trust, R.A. Family Trust #3-Cindy, R.A. Family Trust #3-Jon, R.A. Family Trust #3-Jay, Revocable KMP Trust, Don Family Trust #3-Nancy, NMP ECI Trust, LaSalle Family Trust #4-Nancy, Clyfford Trust, R.A. Family Trust #3-Nancy, Don Family Trust #3-Zachary, LaSalle Family Trust #4-Zachary, Lipschitz Trust, R.A. Family Trust #3-Zachary, LaDini Trust, Jon Jacob Trust, Jaybird Trust, Banana Trust, ZAP Trust and Snicky Trust

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	President

Lewis M. Linn, not individually, but solely as trustee of 1922 Trust

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Trustee

CIBC Trust Company (Bahamas) Limited, not individually, but solely as a trustee of Elsinore Trust, Harlan Trust, LaDini B Trust, Jon Jacob B Trust, Jaybird B Trust, Banana B Trust and ZAP B Trust

By:	/s/ Helen M. Carroll
	Name:	Helen M. Carroll
	Title:	Authorized Signatory

By:	/s/ Carlis E. Chisholm
	Name:	Carlis E. Chisholm
	Title:	Authorized Signatory

Texas 8-26-22 H Company LP
By:	8-26-22 GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

[Signature Page to Joint Filing Agreement]

Featherman H Company LP
By:	8-26-22 GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

8-26-22 GP LLC

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

TGFJ H Company LP
By:	TGFJ GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

TGFJ GP LLC

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

RKMP H Company LP
By:	Julytoon Investments GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

BKMP H Company LP
By:	Julytoon Investments GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

LCI H Company LP
By:	Julytoon Investments GP LLC, its general partner

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

[Signature Page to Joint Filing Agreement]

Julytoon Investments GP LLC

By:	/s/ Lewis M. Linn
	Name:	Lewis M. Linn
	Title:	Manager

[Signature Page to Joint Filing Agreement]